                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated March 26, 2001, except for Notes 40,
41, 42 and 43 as to which the date is February 13, 2002, relating to the consolidated financial statements of Deutsche Telekom AG, which appears in
Deutsche Telekom AG's Annual Report on Form 20-F/A for the year ended December
31, 2002.

June 26, 2003

PwC Deutsche Revision
Aktiengesellschaft
Wirtschaftspruefungsgesellschaft
Frankfurt am Main

(Frings)                            (Laue)
Wirtschaftspruefer                  Wirtschaftspruefer